UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 8—OTHER EVENTS

Item 8.01. Other Events.

Florida ZPIC Audit

On August 17, 2017, Amedisys, Inc. (the “Company”) received a Request for Repayment from Palmetto GBA, LLC (“Palmetto”), a Medicare administrative contractor, regarding Infinity Home Care of Lakeland, LLC, which includes the Winterhaven, Tampa, and Bradenton, Florida care centers (“Lakeland Care Centers”). The Palmetto letter is based on a statistical extrapolation performed by Zone 7 Program Integrity Contractor SafeGuard Services, LLC, (“ZPIC”) which alleged an overpayment of $34.0 million on a universe of 72 Medicare claims totaling $0.2 million in actual claims payments using a 100% error rate. On August 25, 2017, the Company received a Request for Repayment from Palmetto regarding Infinity Home Care of Pinellas, LLC, which includes the Clearwater, Florida care center (“Pinellas Care Center”). The Palmetto letter is based on a statistical extrapolation also performed by the ZPIC contractor, which alleges an overpayment of $4.8 million on a universe of 70 Medicare claims totaling $0.2 million in actual claims payments using a 100% error rate.

The Company disputes these allegations for both the Lakeland Care Centers and the Pinellas Care Center and believes the allegations lack merit. As a result of an extensive self-audit, the Company previously repaid a portion of the claims included in the Request for Repayment, which the Company does not believe that SafeGuard took into account in its findings. The Company has filed administrative appeals of individual claims used to calculate the extrapolated overpayment and will aggressively challenge the statistical method used to determine the extrapolated overpayment.

The Company acquired the Lakeland Care Centers and the Pinellas Care Center on December 31, 2015. The Lakeland Request for Repayment covers claims between January 2, 2014, and September 13, 2016. The Pinellas Request for Repayment covers claims between January 2, 2015, and December 9, 2016. The Company is contractually entitled to indemnification by the prior owners for all claims prior to December 31, 2015, for up to $12.6 million.

As these matters continue to develop, the Company is working with the appropriate stakeholders to favorably resolve these matters. At this stage of the review, based on the information currently available to the Company, the Company cannot predict the timing or outcome of this review. The estimated potential range of loss related to this review is $6.5 million (contingent upon indemnity from the prior owners) to $38.8 million (the maximum amount Palmetto claims has been overpaid for both the Lakeland Care Centers and the Pinellas Care Center). The estimated low range could be less if the Company can successfully demonstrate that the statistical method used by SafeGuard to determine the extrapolated overpayment was erroneous.

Home Health Care Restructure Plan

On October 2, 2017, the Company announced that it will close four Florida home health care centers, consolidate another three Florida home health care centers with care centers servicing the same markets and implement a restructure plan in the Company’s home health segment. These actions are expected to be completed during the fourth quarter of 2017.

As a result of these actions, the Company incurred non-recurring charges of approximately $2.0 million during the third quarter of 2017 and expects to incur additional non-recurring charges in the range of $2.0 million to $3.0 million during the fourth quarter of 2017. These charges include lease terminations, severance payments and a non-cash other intangible charge. These estimates are preliminary and could change.

Upon completion of the restructure plan and the closure and consolidation of care centers, the Company anticipates an annual improvement in earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the range of $7.0 million to $9.0 million in 2018.

Special Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, including, among others, statements related to the Company’s plan to challenge the statistical method used to determine the extrapolated overpayments for both the Lakeland Care Centers and the Pinellas Care Center, the estimated range of potential loss associated with the Florida ZPIC audit, the expected timing of the home health care restructure plan, and the anticipated savings, costs and expenses resulting from the home health care restructure plan. Words like “believes,” “belief,” “will,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current intent, beliefs and expectations, but they are not guaranteed to occur and may not occur for various reasons, including some reasons that are beyond the Company’s control. Results that differ from those stated or implied by the Company’s forward-looking statements in this Current Report on Form 8-K may be also caused by other reasons as described in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 in sections of those reports titled “Special Caution Concerning Forward-Looking Statements” and “Risk Factors” and elsewhere in those reports. Investors are cautioned not to place undue reliance upon forward-looking statements in this Current Report on Form 8-K. Except as may be required by applicable law, the Company does not undertake any obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow President and Chief Executive Officer

DATE: October 3, 2017